                                                                    EXHIBIT 10.8

                         FOREST PARK CORPORATE CENTER

                              1225 FOREST PARKWAY


                                   STANDARD
                                LEASE AGREEMENT
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STANDARD COMMERCIAL LEASE AGREEMENT                 1225 Forest Parkway
(BUILDING TO BE CONSTRUCTED) 84                     Suite 200
                                                    Paulsboro, New Jersey 08066
298,523 (approximate) square feet


                                LEASE AGREEMENT


     THIS LEASE AGREEMENT, made and entered into by and between RIGGS BANK, N.A., formerly known as THE RIGGS NATIONAL BANK OF WASHINGTON, D.C., as Trustee for the Multi-Employer Property Trust, a Trust created under the authority of 12 CFR Section 9.18, having an address at 800 17th Street, N.W., Washington, D.C. 20006, hereinafter referred to as "Landlord", and COMPUCOM SYSTEMS, INC., a Delaware corporation having an address at 10100 North Central Expressway, Dallas, TX 75231, hereinafter referred to as "Tenant".


                              W I T N E S S E T H

     1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Gloucester, State of New Jersey, more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way pertaining to the premises and together with the buildings and other improvements situated or to be situated upon said premises (said real property, building and improvements being hereinafter referred to as the "premises").

     TO HAVE AND TO HOLD the same for a term commencing on the "commencement date", as hereinafter defined, and ending sixty (60) months thereafter, provided, however, that, in the event the "commencement date", is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "commencement date".

     The "commencement date" shall be thirty (30) days after the date upon which the building and other improvements erected and to be erected upon the premises shall have been substantially completed in accordance with the PLANS AND SPECIFICATIONS and Landlord has procured a Certificate of Occupancy for the Premises, whether Temporary or Permanent, authorizing occupancy of the Premises for all of the uses contemplated by this Lease. Landlord shall not, however, have any responsibility for obtaining a Certificate of Occupancy for any improvements installed or to be installed in the Premises by Tenant. The Plans and Specifications for improvement of the Premises (sometimes hereinafter referred to as the "Plans and Specifications") shall be prepared by Landlord and approved by Tenant as provided in Paragraph 31 hereof. Landlord shall notify Tenant in writing at least three (3) days prior to the date Landlord expects said building and other improvements to be completed and ready for occupancy as aforesaid. Taking of possession by Tenant shall be deemed conclusive to establish that said buildings and other improvements have been completed in accordance with the plans and specifications and that the premises are in good and satisfactory condition, as of when possession was so taken, subject to Landlord's completion of punchlist items as provided in Paragraph 31 hereof. Tenant acknowledges that no representations as to the condition of the premises have been made by Landlord, unless such are expressly set forth in this lease. After such "commencement date" Landlord and Tenant shall execute and deliver a letter agreement confirming the completion of the premises and the commencement date of this lease. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect shall be conclusive.

     Landlord shall use good faith efforts to cause construction of the
Premises to proceed expeditiously in accordance with Paragraph 31 hereof. For purposes of determining the date of substantial completion for any portion of the Premises, there shall not be considered the duration of delay (as determined by Landlord's architect) which is caused by: (i) changes in Landlord's work which have been requested by Tenant after the approval by Landlord and Tenant of the Tenant Plans; (ii) force majeure delays including but not limited to delays caused by labor disputes, fire or other casualty, or availability of materials through regular sources of supply; (iii) any failure by Tenant, without regard to any grace period that may be applicable thereto, to furnish any required plan, information, approval or consent (including without limitation the Tenant Plans) within the required period of time, or to fully and
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completely cooperate with Landlord in the preparation of the Tenant Plans; or
(iv) the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors, including without limitation the installation of racking or trade fixtures. Delays in the completion of construction due to any of the foregoing are referred to herein as "Permitted Delays."

     "Landlord and Tenant do further agree that all obligations and privileges, covenants and conditions contained in and under this lease agreement shall be in full force and effect to the extent that same shall apply whether the subject premise is ever occupied by Tenant or not. And, in the event that Tenant fails to occupy the subject premise for any reason after the same is substantially completed in accordance with the Plans and Specifications aforestated, or in the event that Tenant, whether constructively or actually prevents Landlord from constructing the improvements contemplated herein and by the said Plans and Specifications, Tenant does further agree that the Lease will commence, in all things, on the "commencement date" as defined hereinabove or on the date the improvements would reasonably have been completed if Tenant had not prevented Landlord from constructing the same."

     2.  BASE RENT, ADJUSTMENT THEREOF AND SECURITY DEPOSIT.

     A. Tenant agrees to pay to Landlord rent for the premises, in advance, without demand, deduction or set off, for the entire term hereof at the rate of One Hundred Five Thousand Seven Hundred Twenty Six Dollars and Eighty Nine Cents
--------------------------------------------------------------------------------
($105,726.89) per month. One such monthly installment shall be due and payable
 -----------
on the date hereof and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the commencement date recited above during the hereby demised term, except that the rental payment for any fractional calendar month at the commencement or end of the lease period shall be prorated.

     B.  In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of One Hundred Ten Thousand Dollars ($110,000), which sum shall
                  --------------------------------   -------
be held by Landlord, as security for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. If Tenant provides Landlord with Tenant's taxpayer identification number and completes such confirmation forms as Landlord's bank may require, Landlord will hold the security deposit in a separate interest bearing account, with interest to accrue and be held and applied as part of the principal of such security deposit. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Tenant shall not assign, pledge or otherwise encumber the security deposit. Provided that Tenant is not then in default hereunder, on the third anniversary of the commencement date Landlord shall return the security deposit, together with the interest thereon, to Tenant.

     3. USE. The premises shall be used only for the purpose of receiving, storing, assembling, preparing for sale, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles and the washing thereof at any time, is prohibited without Landlord's prior written consent, provided that the overnight parking of tractor trailers perpendicular to and abutting Tenant's loading docks is permitted. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the premises, all at Tenant's sole expense; provided, that Tenant shall not be obligated to correct any failure of
         --------
Landlord's Work to comply with applicable laws as of the commencement date. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building in which the premises are situated or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord for the building in which Tenant occupies space is caused by Tenant's use and occupancy of the premises, or if Tenant vacates the premises and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord.

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     4.  OPERATING EXPENSES.

     A. In the event the operating expenses of Landlord upon the building and/or project of which the premises are a part shall, in any calendar year during the term of this lease, exceed Zero Dollars ($0.00) per square
                                      -------------------
foot, Tenant agrees to pay to Landlord as additional rental, upon demand, Tenant's proportionate share of the excess operating expenses. In the year in which this lease terminates, Landlord, in lieu of waiting until the close of the calendar year in order to determine any excess operating expenses, has the option to charge Tenant for Tenant's proportionate share of the operating expenses based upon the previous year's excess operating expenses. The procedures for payment of excess operating expenses are set forth in Paragraph 25 hereof.

     B. The term "operating expenses" as used above includes all expenses incurred by Landlord with respect to the ownership, maintenance and operation of the building and/or project of which the premises are a part, including, but not limited to, maintenance and repair costs, water, sewer, security, trash and snow removal, landscaping, wages and fringe benefits payable to employees or authorized agents of Landlord whose duties are connected with the operations and maintenance of the building and/or project in an amount equal to 4% of the gross annual rental to be received hereunder, amounts paid to contractors and subcontractors for work or services performed in connection with the operation and maintenance of the building and/or project, all services, supplies, repairs, replacements or other expenses for maintaining and operating the building and/or project including common area and parking area. The term "operating expenses" also includes all real property taxes, assessments (whether general or special) and governmental charges of any kind and nature whatsoever including assessments due to deed restrictions and/or owners' associations, which accrue against the building and/or project of which the premises are a part during the term of this lease as well as all insurance premiums Landlord is required to pay or deems necessary to pay, including without limitation public liability insurance and fire and extended coverage insurance with respect to the building and/or project. The term "operating expenses" does not include any capital costs, including those for structural, roof or parking lot replacement, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty to the extent of net insurance proceeds received by Landlord with respect thereto (and Landlord shall use diligent efforts to obtain available insurance proceeds), income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Landlord, nor depreciation allowance or expense.

     C. Tenant's "proportionate share", as used in this lease, shall mean a fraction, the numerator of which is the space contained in the premises and the denominator of which is the entire space contained in the building.

     D. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

     E.  Tenant may audit Landlord's books relevant to the additional rentals due under this paragraph; however, Tenant agrees to pay all costs associated with or resulting from such audit, including reimbursement to Landlord for any additional costs incurred by Landlord; provided, that if an
                                                        --------
audit reveals that operating expenses as reported by Landlord are five percent (5%) or more in excess of the actual operating expenses incurred, then Landlord shall reimburse Tenant for the reasonable third party out of pocket costs of its audit.

     F. Any payment to be made pursuant to this Paragraph 4 with respect to the calendar year in which this lease commences or terminates shall be prorated.

     5. LANDLORD'S REPAIRS. Landlord shall at its expense maintain only the roof, foundation and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damage caused by Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this lease shall be limited

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to the cost of such repairs or maintenance or the curing of such defect.

     6.  TENANT'S REPAIRS AND OTHER COVENANTS OF CARE AND TREATMENT OF PREMISES.

     A. Tenant shall at its own cost and expense keep and maintain all parts of the premises (except those for which Landlord is expressly responsible under the terms of this lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls and finish work, doors and floor covering, downspouts, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the parking areas, driveways, alleys and the whole of the premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 12(A) below, except that Tenant shall be obligated to repair all wind damage to glass except with respect to tornado or hurricane damage.

     B. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents, customers, invitees, and/or licensees.

     C. In the event the premises constitute a portion of a multiple occupancy building, Tenant and its employees, agents, customers, invitees, and/or licensees shall have the exclusive right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties. As part of the operating expenses, Landlord shall, at Tenant's cost on a pro rata basis, perform the paving and landscape maintenance, exterior painting and common sewage line plumbing and Tenant shall be liable for its proportionate share (as defined in subparagraph 4(C) above) of the cost and expense of the care for the grounds around the building, including but not limited to, the mowing of grass, care of shrubs, general landscaping, maintenance of parking areas, driveways and alleys, exterior repainting and common sewage line plumbing; provided, however, the Landlord shall have the right to require Tenant to pay such other reasonable proportion of said mowing, shrub care and general landscaping costs as may be determined by Landlord in its sole discretion; and further provided that if Tenant or any other particular tenant of the building can be clearly identified as being responsible for obstructions or stoppage of the common sanitary sewage line, then Tenant, if Tenant is responsible, or such other tenant, shall pay the entire cost thereof, upon demand, as additional rent. Tenant shall pay when due its share, determined as aforesaid, of such costs and expenses along with the other tenants of the building to Landlord upon demand, as additional rent, for the amount of its share as aforesaid of such costs and expenses in the event Landlord elects to perform or cause to be performed such work.

     D. Landlord shall either assign to Tenant all warranties received by Landlord with respect to the systems and equipment installed in the premises or enforce such warranties at Tenant's request and expense for Tenant's benefit. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the premises.

     E. Tenant agrees that no washing of any type (other than reasonable restroom or kitchen washing) will take place in the premises including the truck apron and parking areas.

     7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the premises (including but not limited to roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld if the proposed alteration, addition or improvement is non-structural, is not visible from the exterior of the building and does not affect any building system. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease and Tenant shall, if Landlord so elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the premises to their original condition, reasonable wear and tear excepted, by the date of termination of this lease or upon earlier vacating of the premises; otherwise such alterations, additions, improvements and partitions shall become the property

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of Landlord as of the date of termination of this lease or upon earlier vacating of the premises and shall be delivered up to the Landlord with the premises. All shelves, bins machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease if Tenant so elects, and shall be removed by the date of termination of this lease or upon earlier vacating of the premises if required by Landlord; upon any such removal Tenant shall restore the premises to their original condition, reasonable wear and tear excepted. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the premises. If requested to do so by Tenant in writing at the time Tenant requests Landlord's consent to a proposed alteration, addition or improvement, Landlord will indicate in its consent to the proposed alteration, addition or improvement (assuming that Landlord otherwise consents thereto) whether Landlord will require the removal of such alteration, addition or improvement upon the termination of this Lease. Otherwise, Landlord may elect to require Tenant to remove any alteration, addition or improvement made by Tenant to the premises, or all or any part of Landlord's Work or Tenant's Work (as provided in Paragraph 31) by giving written notice to Tenant at any time prior to termination of this lease specifying the alterations, additions and/or improvements to be removed.

     8. SIGNS. Tenant shall have the right to install signs upon the premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall have the right to install, at its expense, a window-mounted sign next to Tenant's building entrance in compliance with the standard signage program in effect at Forest Park, which provides for the installation of one 2-1/2 foot by 2-1/2 foot plaque. Tenant shall remove all such signs by the termination of this lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the building and other improvements, and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation and/or removal.

     9. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the premises at any reasonable time during business hours, upon reasonable advance notice (except in the case of emergency) for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the premises and shall have the right to erect on the premises a suitable sign indicating the premises are available. Tenant shall arrange to meet with Landlord for a joint inspection of the premises at least thirty (30) days prior to Tenant's vacating the premises. In the event of Tenant's failure to arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the premises shall be conclusively deemed correct for the purposes of determining Tenant's responsibility for repairs and restoration.

     10. UTILITIES. Landlord agrees to provide at its cost water, electricity and telephone service connections into the premises, but Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the premises, together with any taxes, penalties, surcharges or the like pertaining thereto and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. Gas and electric service shall be separately metered to the premises and Tenant shall contract directly with the utilities for such services. With respect to water, sewer and any other service not separately metered to the premises, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other premises. Landlord shall in no event be liable for any interruption or failure of utility services on the premises.

     "In the event water is not separately metered to Tenant, Tenant agrees that it will not use water for uses other than normal restroom usage; and, Tenant does further agree to reimburse Landlord for the entire amount of common water costs as additional rental if, in fact, Tenant uses water for uses other than normal restroom uses without first obtaining Landlord's written permission.

     "Tenant agrees it will not use sewer capacity for any use other than normal, domestic restroom use. Tenant further agrees to notify Landlord of any other sewer use ("excess sewer use") and also agrees to reimburse Landlord for the costs and expenses related to Tenant's excess sewer use, which shall include, but is expressly herein not limited to the cost of acquiring additional sewer capacity to service Tenant's lease."

     11. ASSIGNMENT AND SUBLETTING. Tenant shall not have the right to assign, sublet, transfer or encumber this lease, or any interest therein, without the prior written consent of Landlord. Landlord shall not unreasonably withhold or delay its consent to an assignment of this lease or a subletting of the premises provided that: (i) the proposed user shall be of a character, and shall be engaged in a business, in keeping with the commercial standards generally applied by Landlord for new tenants in Forest Park,

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(ii) the proposed user shall have a financial condition in keeping with the commercial standards generally applied by Landlord for new tenants in Forest Park; (iii) the proposed assignee or subtenant shall not then be occupying other space in the Building, and as a result would cease to occupy such space, nor shall it be a prospective tenant then negotiating with Landlord for comparable sized space; (iv) the proposed user shall not have parking requirements in excess of the parking made available to Tenant under this Lease; (v) Tenant shall not publicly advertise (whether through mail solicitation of brokers or otherwise) Tenant's net offered rent if such rent is less than the net effective rent then being offered by Landlord for new leases of space in Forest Park; and
(vi) the documents creating the sublease or assignment, and the nature of the fixtures and improvements to be performed or installed, shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. Tenant may assign this Lease or sublet the Premises without the need for Landlord's consent, but upon written notice to Landlord, to a corporation that is the parent or subsidiary corporation of Tenant or a subsidiary of Tenant's parent.

     Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. Fifty percent (50%) of the proceeds as exceed the rentals called for hereunder in the case of a subletting and fifty percent (50%) all cash or other proceeds of any other transfer of Tenant's interest in this lease shall be paid to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not, unless Landlord agrees to the contrary in writing, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. Any assignment, subletting or other transfer of Tenant's interest in this lease shall be for an amount equal to the then fair market value of such interest. These covenants shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, representatives in any bankruptcy proceeding, successors and assigns. Any assignee, sublessee or transferee of Tenant's interest in this lease (all such assignees, sublessees and transferees being hereinafter referred to as "successors"), by assuming Tenant's obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of the Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

    12.  FIRE AND CASUALTY DAMAGE.

     A. Landlord agrees to maintain standard fire and extended coverage insurance covering the building of which the premises are a part with an insurance company rated A-VII or better by AM Best's Insurance Reports, in an amount not less than 80% (or such greater percentage as may be necessary to comply with provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning and Extended Coverage, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State in which there premises are situated for use by insurance companies admitted in such state for the writing of such insurance on risks located within such state. Subject to the provisions of subparagraphs 12(C), 12(D), and 12(E) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

     B. If the buildings situated upon the premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     C. If the buildings situated upon the premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged thereby the rebuilding or repairs cannot in Landlord's estimation be completed within one hundred sixty five (165) days after the date upon which Landlord is notified by Tenant of such damage, then either party shall have the option to terminate this Lease by giving written notice to the other within ten (10) days after Landlord gives Tenant Landlord's written estimate of the time required to repair the damage. If a party elects to terminate this Lease pursuant to the preceding sentence, such termination shall be effective from the date of the occurrence of such damage, and rent shall abate from such date. Notwithstanding the foregoing, if Landlord elects to terminate this Lease under this subparagraph, Tenant shall have the right to nullify such election by giving Landlord written notice within five (5) days after receipt of Landlord's termination notice, whereby Tenant agrees to extend the term of this Lease as necessary to ensure that the remaining term of this Lease after completion of the repair and restoration will be not less than five (5) years. If Tenant gives this notice nullifying Landlord's termination notice, Landlord shall then diligently pursue repair and restoration of the premises, using commercially reasonable efforts to complete repair and restoration within the period estimated by Landlord.

     D. If the buildings situated upon the premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 12(A) above, but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within one hundred sixty five (165) days after the date upon which Landlord is notified by Tenant or otherwise receives notice of such damage, this lease shall not terminate, and Landlord shall at it sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on, or about the premises by Tenant. Landlord shall advise Tenant, within sixty (60) days after notice to Landlord of such damage, of Landlord's estimate of the time required to repair the damage. If the premises are untenantable in whole or in part following such damage (including portions of the premises that are unusable due to damage to other portions of the premises), the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to diligently pursue such repairs and rebuilding within one hundred sixty five (165) days after the date upon which Landlord is notified of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

     E. Anything in this lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the premises, improvements to the building of which the premises are a part, or personal property (building contents) within the building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but only to the extent of the insurance proceeds payable under the policies of insurance covering the property or required to cover the property by the terms of this lease. Because this subparagraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this subparagraph.

    13. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, resulting from and/or caused in part or whole by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the premises, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord (including without limitation the trustee and beneficiaries if Landlord is a trust), Landlord's agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property to the extent caused by the negligence of Landlord or the failure to Landlord to repair any part of the premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant or any governmental authority having jurisdiction of needed repairs. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the premises; (ii) the condition of the premises; (iii) Tenant's operations in and maintenance and use of the premises; and (iv) Tenant's liability assumed under this lease, the limits of such policy or policies to be in the amount of not less than $1,000,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $500,000 per occurrence in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the commencement date of this lease. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof, bearing notations evidencing the payment of renewal premiums shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

    14. CONDEMNATION.

     A. If the whole or any substantial part as determined by Landlord of the premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the premises for the purpose for which they are being used, as determined by Landlord this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.

     B. If part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in the subparagraph above, this lease shall not terminate but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards as may be allocated to their respective interests in any condemnation proceedings.

     15. HOLDING OVER. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one hundred fifty percent (150%) of the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided. The preceding provisions of this paragraph 15 shall not be construed as consent for Tenant to hold over.

     16. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the premises subject to the provision of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

     17. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this lease:

     (a) Tenant shall fail to pay any installment of the rent herein reserved when due, or any payment with respect to operating expenses hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days following notice from Landlord that such payment is due; provided that Landlord shall not be obligated to provide Tenant notice of non-payment of rent more than two times in any twelve month period; for the balance of such twelve month period an event of default shall have occurred if a payment of rent is more than five (5) days past due, with or without notice from Landlord.

     (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     (c) Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or and State thereof; or an order for relief shall be entered against Tenant in any proceedings filed against Tenant thereunder.

     (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

     (e) Tenant shall vacate all or a substantial portion of the premises without prior written notice to Landlord, whether or not Tenant is in default of the rental payments due under this lease.

     (f) Tenant shall fail to discharge any lien placed upon the premises in violation of Paragraph 21 hereof within thirty (30) days after any such lien or encumbrance is filed against the premises.

     (g)  Tenant shall fail to comply with any term, provision or covenant of this lease (other than the
foregoing in this Paragraph 17), and shall not cure such failure within thirty
(30) days after written notice thereof to Tenant, provided that if such failure
                                                  --------
is curable but not within thirty (30) days, Tenant shall have such longer period (not to exceed ninety (90) days in the aggregate) that may be reasonably required to cure such failure, provided that Tenant commences such cure within the original thirty (30) day period and thereafter diligently pursues such cure to completion.

    18.  REMEDIES.

     A. Upon the occurrence of any of such events of default described in Paragraph 17 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

          (a) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the premises by legal process and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, without being liable for prosecution or any claim of damages therefor.

          (b) Enter upon and take possession of the premises by legal process and expel or remove Tenant and any other person who may be occupying such premises or any part thereof without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor.

          (c) Enter upon the premises by legal process without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

In the event Landlord may elect to regain possession of the premises by a forcible detainer proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to any such proceeding, and agrees that Landlord's execution of this lease is, in part, consideration for this waiver.

In the event Tenant fails to pay any installment of rent hereunder and such failure continues for ten (10) days after such installment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord, on demand, a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten
(10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     B. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such removal or other exercise of dominion by Landlord over the property of Tenant or others at the premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of default, to the aforesaid repossession and all claims by Tenant therefor are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

     C. In the event Landlord elects to terminate the lease by reason of an event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all rental and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the difference between (i) the total rental hereunder for the remaining portion of the lease term (had such term not been terminated by Landlord prior to the date of expiration stated in Paragraph 1) and (ii) the then present value of the then fair rental values of the premises for such period.

     D. In the event that Landlord elects to repossess the premises without terminating the lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the lease term until the date of expiration of the term as stated in Paragraph 1 diminished by any net sums thereafter received by Landlord through reletting the premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 17(E) below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the lease term.

     E. In case of any event of default or breach by Tenant, Tenant shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the premises; the costs of removing and storing Tenant's or other occupant's property; the costs of repairing, altering, remodeling or otherwise putting the premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees which shall be not less than five percent (5%) of all sums then owing by Tenant to Landlord whether suit is actually filed or not.

     F. Landlord shall use commercially reasonable efforts to relet the premises (or, in Landlord's reasonable discretion, a part thereof) for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. For purposes of such mitigation, Landlord need not attempt to lease the Premises prior to the lease of other vacant space in Forest Park, shall not be required to accept a tenant for less than the entire space, and shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the premises or any part thereof to the extent deemed by Landlord desirable or convenient, and the reasonable cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord. In the event of any dispute over whether Landlord exercised commercially reasonable efforts to mitigate damages, the burden of proof shall be on Tenant.

     G. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

     H. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have ten (10) days in which to commence and thereafter diligently pursue the cure of any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the premises, and in the event of the transfer by such owner of its interest in the premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the premises; however, in no event, shall any deficiency judgement or any money judgement of any kind be sought or obtained against any party Landlord.

     I. In the event that Landlord shall have taken possession of the premises pursuant to the authority herein granted then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any premises within the County in which the premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal storage.
Landlord shall also
have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of Tenant's or Tenant's predecessor's signature thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

     19. WAIVER OF LANDLORD'S LIEN. Landlord waives its statutory lien rights in Tenant's personal property. At Tenant's request Landlord shall execute such documents as may be reasonably required to confirm the waiver in favor of any lender or equipment lessor providing financing or leasing equipment to Tenant. Tenant shall be responsible for the reasonable fees and expenses of Landlord's counsel for the review and negotiation of any such requested documentation.

     20. MORTGAGES. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument in whole or in part, then by notice to Tenant, from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease or making this lease superior to the lien of any such mortgage.

     Anything contained in this Paragraph to the contrary notwithstanding, the subordination of this Lease to any future mortgage encumbering the Building is conditioned upon the mortgagee's agreement that Tenant shall not be disturbed in its possession of the Premises pursuant to the terms of this Lease. Such non-disturbance covenant shall be evidenced by the mortgagee's standard subordination, non-disturbance and attornment agreement, which Tenant agrees to execute, provided such agreement does not impose upon Tenant any obligations in excess of those obligations assumed by Tenant under this lease. Landlord represents and warrants to Tenant that as of the date of this lease there are no mortgages encumbering the Building.

    21.  MECHANIC'S LIENS AND TENANT'S PERSONAL PROPERTY TAXES.

     A. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or under the terms of this lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the premises.

     B. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

     22. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

          (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

          (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

          (c) With the exception of Paragraph 21(a) above, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

               LANDLORD:                                     TENANT:

      The Riggs National Bank of Washington            Compucom Systems, Inc.
      as Trustee for the Multi-Employer                10100 North Central
         Property Trust                                   Expressway
      c/o Trammell Crow NE, Inc.                       Dallas, Texas 75231
      Commerce Center                                  Attention:  Mr. Ron Giles
      1820 Chapel Avenue West                           Assistant Vice President
      Suite 220                                         Property Mgmt. Dept.
      Cherry Hill, New Jersey 08002


If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectfully, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

    23.  MISCELLANEOUS.

     A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     B. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

     C. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this lease.

     D. Tenant agrees from time to time within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be requested by Landlord.

     E. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, following the inspection of the premises contemplated by Paragraph 9, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the premises, including without limitation all heating and air conditioning systems and equipment therein, in the condition and repair that Tenant is required to maintain the premises during the term of this Lease, normal wear and tear excepted. Tenant shall also, prior to vacating the premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord and the accrued interest thereon shall be credited against the amount payable by Tenant under this Paragraph 23(F).

     G. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     H. Because the premises are on the open market and are presently being shown, this lease shall be treated as an offer with the premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the premises without notice, and this lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

     I. All references in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

     J. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than The Nichols Company, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

     24.  ADDITIONAL PROVISIONS.   [See paragraphs 25 through 35 attached
hereto.]



EXECUTED BY A DULY AUTHORIZED OFFICER OF LANDLORD, this    day of May, 1996.
                                                        --



                                        RIGGS BANK, N.A., as Trustee for the
                                        Multi-Employer Property Trust
Attest/Witness

/s/ Scott B. Woosley                    By:  /s/ Patrick O. Mayberry
-----------------------------------          -----------------------------------
Title:  Vice President                  Title:  Vice President
        ---------------------------             --------------------------------



EXECUTED BY a duly authorized officer of TENANT, this 16 day of May, 1996.
                                                      --



                                        COMPUCOM SYSTEMS, INC.
Attest/Witness

/s/ Ron Giles                           By:  /s/ Robert J. Boutin
-----------------------------------          -----------------------------------
Title:  Vice President Real Estate      Title:  Senior Vice President,
        ---------------------------             Chief Financial Officer
                                                --------------------------------

25.  OPERATING EXPENSE ADJUSTMENT
     ----------------------------

     In the event that Tenant's proportionate share of projected operating expenses for common area services as described in Paragraphs 4, 6, and 10 exceeds the amount specified in Paragraph 4 (a), (such excess to be called "Excess Operating Expenses"), Tenant agrees to pay Landlord monthly, as an additional rental, one twelfth (1/12) of the projection of "Excess Operating Expenses".

     The most recent projection for "Excess Operating Expenses" for the building and/or project is $1.00 per square foot per year. Tenant's proportionate share of this projection of "Excess Operating Expenses" amounts to a monthly charge of $24,876.66, for which the Tenant will be separately billed.

     On or about April 15 of each calendar year during Tenant's occupancy and the calendar year following termination of this lease, or as soon thereafter as is practical, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Operating Expenses for the previous year. If for any calendar year Tenant's payments on account for Excess Operating Expenses exceeds Tenant's proportionate share of the actual Excess Operating Expenses, Landlord shall either credit the overpayment against the next installment of rent due from Tenant or promptly refund to Tenant the overpayment. Conversely, if the payments made by Tenant on account of the prior year's Excess Operating Expenses are less than Tenant's proportionate share of the actual Excess Operating Expenses, Tenant shall pay to Landlord, within thirty (30) days after receipt of such statement, as additional rent, the underpayment with respect to Tenant's Proportionate Share of the Excess Operating Expenses for the prior year. Landlord, upon notice to Tenant, may elect to lower or raise the projected cost paid monthly by Tenant so that Tenant's payments are equal to the adjusted projection of "Excess Operating Expenses".

     Notwithstanding anything to the contrary in Paragraph 4B, to the extent that employees or agents of Landlord perform tasks associated with the operation and maintenance of the building premises, which would have otherwise been performed by outside contractors, 100% of such reasonable costs for these services may be charged as operating expenses. These costs will be treated as if the services were performed by outside contractors and shall not be subject to the cap of 4% of gross annual rental which shall apply to management tasks performed by employees of agents of Landlord. The term "Excess Operating Expenses" shall specifically exclude capital improvements which under generally accepted accounting principles and practices would be classified as capital expenditures to the building or the project of which the Premises is a part.

26.  ENVIRONMENTAL MATTERS
     ---------------------

a. Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "Hazardous Substances" or "Hazardous Waste" as such terms are defined under the Industrial Site Recovery Act ("ISRA"). In no event shall Tenant violate any governmental statutes, laws and ordinances regarding the use, handling, storage, and disposal of Hazardous Waste and Hazardous Substances. Tenant further covenants that it will not cause or permit to exist as result of an intentional or unintentional action or omission on its part, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Premises of any hazardous substance (as such term is defined under N.J.S.A. 58:10-23.11(b)(k) and N.J.A.C. 7:1-3.3.

b. Tenant shall, at Landlord*s request, provide such certifications and affidavits as Landlord may require in connection with any filing made by Landlord under ISRA. If Tenant's operations on the Premises now or hereafter constitute an "Industrial Establishment" subject to the requirements of ISRA, then prior to the expiration or sooner termination of this Lease or to any assignment of this Lease or any subletting of any portion of the Premises, Tenant shall, at its expense, comply with all requirements of ISRA pertaining to the transfer or closure of an Industrial Establishment. Without limitation of the foregoing, Tenant's obligations shall include (i) the proper filing of an initial notice to the New Jersey Department of Environmental Protection ("DEP")
(ii) the performance of any soil, ground water and surface water sampling and tests required by the DEP and (iii) either the filing of a "negative declaration" with the DEP or the performance of a proper and approved clean up plan to the satisfaction of the DEP.

c. In the event of Tenant's failure to comply in full with this Article, Landlord may, at its option, perform any and all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand.

d. This Article shall survive the expiration or sooner termination of the Lease.

27.  ESTOPPEL CERTIFICATE
     --------------------

     Tenant shall at any time upon not less than twenty (20) days written notice execute and deliver to Landlord, lender or assignee or subtenant of Tenant, an estoppel certificate as reasonably requested by Landlord in the form attached as Exhibit "C" with any modifications thereto required by the then applicable state of facts.

28.  ACCESS LAWS
     -----------

     (a) As used in this paragraph, the term "Access Laws" shall mean the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws or ordinances related to handicapped access, or any statute, rule, regulation, ordinance, order of governmental bodies or regulatory agencies, or order or decree of any court adopted or enacted with respect to any of the foregoing. The term Access Laws shall include all Access Laws now in existence or hereafter enacted, adopted or applicable.

     (b) Landlord makes no representations regarding the compliance of the Premises, Building or the Project with Access Laws; provided that, if any improvements or alterations constructed by Landlord do not comply with Access Laws, Landlord shall be responsible for correcting such defects if and to the extent required by law.

     (c) Tenant agrees to notify Landlord immediately if Tenant becomes aware of (i) any condition or situation in or on the Premises which would constitute a violation of any Access Laws, or (ii) any threatened or actual lien, action or notice of the Premises not being in compliance with any Access Laws. Tenant shall inform Landlord of the nature of any such condition, situation, lien, action or notice and of the action Tenant proposes to take in response thereto.

     (d) Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with bringing the Premises, the Building and the common areas into compliance with the Access Laws if and to the extent such costs and expenses arise out of or relate to Tenant*s use of the Premises or Tenant*s modifications, improvements or alterations to the Premises after the date of this Lease.

     (e) Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings and costs and expenses (including attorneys fees), arising directly or indirectly from or out of, or in any way connected with, any activity on or use of the Premises, the Building or the Project by Tenant, its agents, employees, contractors, invitees, or any subtenant or concessionaire put into possession of all or any part of the Premises by Tenant, which activity or use results in the Premises violating any applicable Access Laws.

     (f) The provisions in this Paragraph 28 shall supersede any other provisions in this Lease regarding Access Laws to the extent inconsistent with the provisions of this paragraph. The provisions in this Paragraph 28 shall survive the expiration of the term or the termination of this Lease for any other reason whatsoever.

29.  ERISA
     -----

     With the exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement (i) with (a) Riggs Bank, N.A., formerly known as The Riggs National Bank of Washington, D.C., as Trustee of the Multi-Employer Property Trust; (b) the Multi-Employer Property Trust; (c) The National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust;
(d) Alameda Industrial Properties Joint Venture; (e) Harman International Business Campus Joint Venture; (f) Beaverton-Redmond Tech Properties; (g) Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (h) Goldbelt Place Joint Venture; or (i) Boca 1515; or (j) Arboretum Lakes I, L.L.C.; or (ii) involving any property in which the entities named in clauses (a), (b), or (c) are known by the Tenant to have an ownership interest.

30.  LIMITATION OF LANDLORD'S LIABILITY
     ----------------------------------

     Notwithstanding any provision to the contrary contained in this Lease, Tenant shall look solely to the estate and interest of Landlord in and to the Land and the building, and Landlord shall have no personal liability, in the even of any claim against Landlord arising out of or in connection with this

Lease, the relationship of Landlord and Tenant, or Tenant*s use of the Leased Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant*s use of the Leased Premises shall be limited solely to such estate or interest of Landlord in and to the Land and the Building and that Landlord shall have no personal liability as provided above in this sentence. No properties or assets of Landlord other than the estate and interest of Landlord in and to the Land and the Building, and no property owned by any partners, officer, member, director or trustee in or of Landlord, shall be subject to levy, execution or other re-enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant*s use of the Leased Premises. Further, in no event whatsoever shall any partner, officer, member, director or trustee in or of Landlord have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant*s use of the Leased Premises.

31.  TENANT IMPROVEMENTS
     -------------------

     Landlord shall construct and provide improvements to the base building (collectively, "Landlord's Work") in accordance with the terms of this Paragraph. Landlord's Work is generally described and depicted on the progress prints listed on Exhibit "D-1" (the "Space Plans") and the Tenant Summary Specifications attached hereto as Exhibit "D-2." Landlord's Work specifically excludes those items listed on the Tenant Summary Specifications attached hereto as "Work by Tenant"; such items (collectively, "Tenant's Work") shall be constructed and provided by Tenant as its expense.

     (a)  Tenant Plans.  Landlord's architect has commenced preparation of
          ------------
the construction documents required to obtain permits and construct Landlord's Work (the "Plans and Specifications"). Tenant shall fully and completely cooperate with Landlord in the preparation of the Plans and Specifications. Tenant shall promptly respond to Landlord's requests for information and approvals, and shall use good faith efforts to assist Landlord to complete the Plans and Specifications as soon as possible. Landlord may forward to Tenant from time to time progress prints for portions of Landlord's Work. Within two business days of receipt of a progress print Tenant shall, in writing, either approve the progress print or specify in detail any objections based on the failure of such progress print to reflect the general concepts and intent of Landlord's Work reflected in the Space Plans and Tenant Summary Specifications. Subject to Tenant's prompt response to progress prints, on or before May 17, 1996 Landlord shall submit to Tenant for its approval a set of architectural design documents that are at least 75% complete and MEP design documents that are at least 25% complete. On or before May 22, 1996 Tenant shall, in writing, either approve such design documents or specify in detail any objections based on the failure of such design documents to reflect the general concepts and intent of Landlord's Work reflected in the Space Plans and Tenant Summary Specifications.

     Notwithstanding the foregoing, the Plans and Specifications remain subject to Landlord's review and approval, which approval shall not be unreasonably withheld, and shall be deemed modified to take account of any changes reasonably required by Landlord. In connection with its review of progress prints and other design documents Tenant may request changes that are not required to reflect the general concepts and intents of the Space Plans and Tenant Summary Specifications. Any such changes (i) shall be subject to Landlord's consent, which shall not be unreasonably withheld or delayed, and
(ii) constitute Tenant Delays (as hereinafter defined) and result in extension of the Scheduled Completion Date (as hereinafter defined) by the amount of delay resulting from such change.

     (b)  Schedule.  Landlord shall use diligent efforts to substantially
          --------
complete Landlord's Work by August 1, 1996 (the "Scheduled Completion Date"), subject to extension for Permitted Delays. If Landlord's Work is not completed by the Scheduled Completion Date (as it may be extended by the time lost to Permitted Delays), then Tenant shall be entitled, as Tenant's exclusive remedy therefor, to one day of free base rent for each day following the Scheduled Completion Date until Landlord's Work is substantially completed. If substantial completion of Landlord's Work is delayed due to Permitted Delays that are within Tenant's control (including but not limited to Tenant's failure to timely approve plans and other submissions, changes in Landlord's Work requested by Tenant, or delays caused by Tenant's performance of Tenant's Work) ("Tenant Delays"), then on the commencement date Tenant shall pay to Landlord, as additional rent, one day's base rent for each day by which substantial completion of Landlord's Work is delayed due to Tenant Delays.

     (c)  Construction.  Landlord has selected and Tenant has approved
          ------------
Allied General Construction Company as the general contractor for Landlord's Work. Landlord shall, in a good and workmanlike manner, cause the Premises to be improved and completed in accordance with the Plans and Specifications by the general contractor. Landlord reserves the right, however: (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Plans and Specifications). As of the commencement date of the lease term, the building and the premises shall comply with all federal, state and local laws and ordinances which are generally and uniformly administered and enforced against landlords of warehouse buildings in the southern New Jersey marketplace, other than to the extent such compliance is dependent on work performed or to be performed by Tenant.

     At such time as Landlord deems construction of the Premises sufficiently completed to allow Tenant to do so, Landlord shall allow Tenant access to the Premises prior to the Commencement Date for the construction and installation of Tenant's Work. Prior to commencing such work, Tenant shall (i) obtain landlord's written approval of professionally prepared plans and specifications, prepared at Tenant's expense, for Tenant's Work, which approval shall not be unreasonably withheld or delayed, and (ii) deliver to Landlord certificates of insurance confirming that Tenant has in force the insurance required by this Lease and that Tenant's contractor maintains commercial general liability insurance written on an occurrence basis, with a combined single limit of not less than $1,000,000, naming Landlord as an additional insured, workers' compensation insurance in statutory amounts and employer liability insurance with a limit of not less than $100,000. Tenant's entry into the Premises prior to the Commencement Date shall be at Tenant's sole risk and subject to all of the terms of this Lease (other than the obligation to pay rent). Any work or installation performed by Tenant shall be subject to coordination by Landlord's contractor and must be performed using workers compatible with Landlord's contractors and subcontractors in order to avoid labor disputes and delays in completion. Landlord shall not be responsible for any delays in completion of the Premises attributable to installations or work performed by or on behalf of Tenant.

     (d)  Punchlist.  After Landlord gives Tenant notice of the projected
          ---------
substantial completion of Landlord's Work as contemplated by Paragraph 1, representatives of Landlord, Tenant and the general contractor shall inspect the premises for the purpose of developing a comprehensive list of punchlist items that require completion or repair. The punchlist items shall not suspend or delay the commencement of the lease term, but Landlord shall, as soon as reasonably possible following the commencement date, complete the punchlist items.

     (e)  Construction Costs.  Landlord shall pay $1,194,092 (the
          ------------------
"Allowance") towards the cost of designing, constructing and installing Landlord's Work ("Landlord's Work Costs"). Landlord's Work Costs will include all actual hard and soft costs incurred by Landlord in connection with the construction of Landlord's Work, including but not limited to architectural and engineering fees, the cost of labor and materials, including the general contractor's overhead and profit, and a construction management fee to Landlord equal to five percent (5%) of all such hard and soft costs. The portion of Landlord's Work Costs in excess of the Allowance shall be paid by Tenant as provided herein.

     Based on the construction cost estimate provided by the general contractor after review of the Space Plans and Tenant Summary Specifications, Landlord estimates that the Landlord's Work Costs will be approximately $3,310,860. On or about June 1, 1996, assuming that Tenant has timely responded to Landlord's requests for review and approval of submitted Plans and Specifications, Landlord will provide Tenant with an updated estimate of the Landlord's Work Costs, based on updated bids provided by subcontractors. Within five (5) days after delivery of such updated estimates of Landlord's Work Costs to Tenant, Tenant shall deposit with Landlord, in cash, fifty percent (50%) of the amount by which the estimated Landlord's Work Costs exceed the Allowance. Within five (5) days after receipt of notice from Landlord that Landlord's Work is fifty percent (50%) complete, Tenant shall deposit with Landlord, in cash, an additional twenty five percent (25%) of the amount by which the estimated Landlord's Work Costs exceed the Allowance.

     Promptly after completion of the Premises, Landlord shall provide Tenant with a statement in reasonable detail of the Landlord's Work Costs incurred by Landlord in construction of the Premises. The remaining balance of the Landlord's Work Costs in excess of the Allowance shall be paid by Tenant in a lump sum payment due fifteen (15) days after receipt of Landlord's statement, provided that Tenant shall have the right, by giving written notice to Landlord within such fifteen (15) day period, to apply all or part of the net rent credit granted Tenant pursuant to Paragraph 34 hereof against the payment otherwise due from Tenant. In such event Tenant shall pay the difference between the total amount due and the amount of the net rent credit applied against the total amount due within such fifteen (15) day period. Tenant shall have the right to review, at its request, all invoices, receipts and related records from the architect, design consultants and general contractor included within the Landlord's Work Costs.

     (f)  Removal at End of Term.  Landlord reserves the right, upon the
          ----------------------
expiration or sooner
termination of this Lease, to require Tenant to remove the configuration room, including the special flooring in the configuration room and repair any damage caused to the Premises by such removal. If Landlord exercises this right Tenant shall remove the specified improvements in accordance with the requirements of Paragraph 7 hereof. Tenant shall not be obligated to remove the mezzanine, office area or secondary employee's entrance to be constructed as part of Landlord's Work.

32.  OPTION TO RENEW
     ---------------

     While the Lease is in full force and effect, and provided that Tenant is not in default of any of the terms, covenants, and conditions hereof, Tenant shall have the right or option to extend the original term of the Lease for one
(1) further term of, at Tenant's option, either thirty six (36), forty eight
(48) or sixty (60) months. Such extension or renewal of the original term shall be on the same terms, covenants, and conditions as provided in the original term except that the annual net rental rate during the extended term shall be at the greater of the fair market rental then being offered to similar third party prospects by Landlord in Forest Park Corporate Center at the time of Tenant's notification to Landlord of its intent to exercise this Option to Renew or the annual net rental under this Lease for the year immediately preceding the effective date of the extended term. Notice of Tenant's intention to exercise the renewal option must be given to Landlord in writing no less than twelve (12) months, nor more than eighteen (18) months prior to the expiration of the original lease term. Such notice must specify the length of the renewal term selected by Tenant. If no term is specified, Tenant will be deemed to have selected a sixty (60) month renewal term.

     In the event the Premises is sublet or this Lease assigned or available for sublease or assignment, this Option to Renew shall be null, void, and of no further effect.

33.  ONE-TIME RIGHT OF FIRST OFFER CONTIGUOUS SPACE
     ----------------------------------------------

     Provided Tenant is not in default of any of the terms and conditions of this Lease, Landlord agrees to extend a one-time right of first offer to Tenant on the 55,560 (approximate) square feet of contiguous space (the "Contiguous Space") in the building as indicated on the attached Exhibit "B" which may become vacant and available after its initial leasing to a third party tenant, but only if the remaining term of this Lease at the time the Contiguous Space becomes available (including any renewal option exercisable by Tenant) is not less than three (3) years. This one-time right of first offer to lease the Contiguous Space shall be subordinate to any extensions, renewals, or other terms and conditions granted to the third party tenant in connection with the initial leasing of the Contiguous Space. However, upon request from Tenant, Landlord will use reasonable efforts to relocate the existing tenant of the Contiguous Space to other space in Forest Park to permit Tenant's expansion into the Contiguous Space, including payment by Landlord of all costs of relocating the existing tenant. Tenant acknowledges that Landlord has no right to require the existing tenant to relocate, so that any relocation would be subject to negotiation of terms mutually satisfactory to the existing tenant and Landlord. In the event the Contiguous Space becomes available to Tenant, Tenant shall have the right to lease the entire Contiguous Space, but shall specifically not have the right to lease only part of said Contiguous Space under this provision.

     When and if such Contiguous Space should become available during the term of this Lease, or at Landlord's option, up to six (6) months prior to the date that the Contiguous Space is scheduled to become available, Landlord shall first offer in writing to lease such Contiguous Space to Tenant and Tenant shall accept such offer, if at all, in writing within fifteen (15) days after receipt of such notice from Landlord. If Tenant shall not exercise this right of first offer within the time period specified herein, this one-time right of first offer of Contiguous Space shall be null, void, and of no further effect. Notwithstanding the foregoing, in no event shall this one-time right of first offer to lease Contiguous Space be in effect if this Lease is assigned or available for assignment or if the Premises are subleased or available for sublease. If this one-time right of first offer is exercised, the annual net rent for the Contiguous Space shall be equal to the greater of the fair market rental rate then being offered by Landlord to similar third party prospects in Forest Park Corporate Center or the annual net rent then in effect on Tenant's Premises at the time of Landlord's notice to Tenant of the availability of said Contiguous Space. The lease term of the Contiguous Space shall be co-terminus with the lease term for the Premises. In no event shall the lease term for the Contiguous Space be for a period of less than three (3) years. If necessary to assure a term of not less than three years, Tenant must exercise any available renewal option in conjunction with its exercise of this one-time right of first offer. Further, to assure a term of not less than three (3) years for the entire premises following the commencement date with respect to the Contiguous Space, Tenant may not exercise the termination option granted pursuant to paragraph 35 if as a result thereof this lease would expire less than three (3) years following the commencement date with respect to the Contiguous Space. The Contiguous Space shall be delivered to Tenant in its then "as-is" condition, with no obligation on Landlord's part to construct tenant improvements. The lease of the Contiguous Space shall otherwise be on the same terms and conditions as set forth in this Lease.

34.  NET RENTAL ABATEMENT.
     --------------------

     Notwithstanding anything to the contrary contained herein, Landlord hereby grants Tenant the use of the Premises free of Base Rent (i.e., without payment of monthly Base Rent) for a period of four (4) months beginning on the commencement date of the lease term (the "Rental Abatement Period"). The total value of the free rent granted to Tenant pursuant to this paragraph is equal to the sum of Four Hundred Twenty Two Nine Hundred Seven Dollars and Fifty Six
           ----------------------------------------------------------------
Cents ($422,907.56).  Except for the non-payment of monthly Base Rent specified
-----   ----------
herein, Tenant shall, throughout the Rental Abatement Period, be obligated to make all other payments which Tenant is obligated to make pursuant to the terms and conditions of this Lease and shall be subject to all of the other covenants and conditions of this Lease. Tenant agrees that if, at any time during the term of this Lease Agreement, there is a default of this Lease by Tenant which remains uncured beyond any cure period specified herein, the value of the Rental Abatement Period shall be deemed an additional obligation payable by Tenant. Upon the occurrence of a default by Tenant under the terms and conditions of this Lease, Tenant shall be required to pay the value of the Rental Abatement Period upon demand by Landlord and any other amounts owed under the terms and conditions of this Lease Agreement.

35.  TERMINATION OPTION.
     -------------------

     Tenant shall have the option to terminate this Lease, at Tenant's election, either as of the last day of the month in which the thirty six (36) month anniversary of the commencement date falls, or the last day of the month in which the forty eight (48) month anniversary of the commencement date falls. Tenant may exercise this option only by giving Landlord written notice of termination at least twelve (12) months prior to the designated termination date. To be effective, Tenant's notice of termination must be followed by payment to Landlord, no later than the date that is ninety (90) days prior to the designated termination date, of a termination payment equal to the sum, as of the designated termination date, of the unamortized portion of the tenant improvement costs funded by Landlord, brokerage commissions and the value of the Rental Abatement Period, amortized over the initial term with interest at 10.5% per annum. Such termination payment is agreed to be $1,001,247.11 if the termination is effective as of the 36th month anniversary and $526,768.17 if the termination is effective as of the 48th month anniversary.